Exhibit 99.1

Press Release

RLJ LODGING TRUST REPORTS FOURTH QUARTER

AND FULL YEAR 2012 RESULTS

- Fourth quarter Pro forma RevPAR increased 10.2%

- Fourth quarter Pro forma Hotel EBITDA Margin improved 162 basis points to 34.6%

Bethesda, MD, February 27, 2013 — RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and twelve months ended December 31, 2012.

Full Year Highlights

•                  Pro forma RevPAR increased 7.4%, Pro forma ADR increased 5.8% and Pro forma Occupancy increased 1.5%

•                  Pro forma Hotel EBITDA Margin increased 78 basis points to 33.9%

•                  Pro forma Consolidated Hotel EBITDA increased 10.8% to $293.7 million

•                  Adjusted FFO increased 30.6% to $185.6 million

•                  Acquired four hotels and agreed to acquire one hotel currently under construction for a total investment of $318.8 million in key gateway markets

•                  Completed a two-year $210.0 million renovation plan

•                  Received three renovation awards from Hilton Worldwide and one from Marriott International

•                  Entered into a $700.0 million unsecured facility, with the ability to upsize to $1.2 billion

•                  Declared an aggregate cash dividend of $0.70, a 16.7% increase over the prior year’s annualized rate

Fourth Quarter Highlights

•                  Pro forma RevPAR increased 10.2%, Pro forma ADR increased 6.6% and Pro forma Occupancy increased 3.4%

•                  Pro forma Hotel EBITDA Margin increased 162 basis points to 34.6%

•                  Pro forma Consolidated Hotel EBITDA increased 14.4% to $76.0 million

•                  Adjusted FFO increased 35.9% to $50.7 million

•                  Acquired one hotel and agreed to acquire one hotel currently under construction for a total investment of $136.1 million in key gateway markets

•                  Declared a cash dividend of $0.205 per share for the quarter

“2012 marked another outstanding year for RLJ.  We demonstrated our commitment to drive growth and deliver excellent results,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer.  “With our two-year renovation plan completed, new hotels in key gateway markets, and a strong balance sheet, we are well positioned to continue to deliver outsized growth.”

Financial and Operating Results

This press release presents 2011 data that combines the financial and operating results of the Company’s predecessor entities prior to the consummation of the Company’s initial public offering (“IPO”) on May 16, 2011, and the results of the Company post-IPO. Performance metrics of Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are pro forma. The prefix “pro forma,” as defined by the Company, denotes operating results which include results for periods prior to its ownership. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude non-comparable hotels that were not open for operation or closed for renovations for comparable periods.  An explanation of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, is included at the end of this release.

Pro forma RevPAR for the three months ended December 31, 2012, increased 10.2% over the comparable period in 2011, driven by a Pro forma ADR increase of 6.6% and a Pro forma Occupancy increase of 3.4%.  Among the Company’s top six markets, the best performers in the quarter were Austin and New York City which experienced RevPAR growth of 30.0% and 10.2%, respectively.  For the twelve months ended December 31, 2012, Pro forma RevPAR increased 7.4% over the comparable period in 2011, driven by a Pro forma ADR increase of 5.8% and a Pro forma Occupancy increase of 1.5%.  Adjusting for total disruption caused by renovations, the Company estimates that Pro forma RevPAR growth would have increased by an additional 152 basis points to 8.9%.

Pro forma Hotel EBITDA Margin for the three months ended December 31, 2012, increased 162 basis points over the comparable period in 2011 to 34.6%.  For the twelve months ended December 31, 2012, Pro forma Hotel EBITDA Margin increased 78 basis points over the comparable period in 2011 to 33.9%.  Adjusting for total disruption caused by renovations, the Company estimates that Pro forma Hotel EBITDA Margin would have increased by an additional 40 basis points to 34.3%.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels.  For the three months ended December 31, 2012, Pro forma Consolidated Hotel EBITDA increased $9.6 million to $76.0 million, representing a 14.4% increase over the comparable period in 2011.  For the twelve months ended December 31, 2012, Pro forma Consolidated Hotel EBITDA increased $28.7 million to $293.7 million, representing a 10.8% increase over the comparable period in 2011.

Adjusted EBITDA for the three months ended December 31, 2012, increased $13.7 million to $70.7 million, representing a 24.1% increase over the comparable period in 2011.  For the twelve months ended December 31, 2012, Adjusted EBITDA increased $33.4 million to $267.7 million, representing a 14.2% increase over the comparable period in 2011.

Adjusted FFO for the three months ended December 31, 2012, increased $13.4 million to $50.7 million, representing a 35.9% increase over the comparable period in 2011.  For the twelve months ended December 31, 2012, Adjusted FFO increased $43.5 million to $185.6 million, representing a 30.6% increase over the comparable period in 2011.  Adjusted FFO per diluted share and unit for the three and twelve months ended December 31, 2012, was $0.48 and $1.74, respectively, based on the Company’s diluted weighted-average shares and units outstanding of 106.8 million and 106.6 million for each period, respectively.

Non-recurring expenses for the three months ended December 31, 2012, totaled $2.9 million and were primarily related to accelerated amortization of deferred financing fees and prepayment penalties associated with the extinguishment of $331.0 million of debt.  For the twelve months ended December 31, 2012, non-recurring expenses totaled $5.4 million and were primarily related to debt related fees, impairment, and a non-cash loss on disposal of furniture, fixtures, and equipment associated with assets under renovation.

These expenses are included in net income, EBITDA and FFO, but have been excluded from Adjusted EBITDA and Adjusted FFO, as applicable.  A complete listing is provided in the Non-GAAP reconciliation tables.

Net income attributable to common shareholders for the three months ended December 31, 2012, was $13.7 million, compared to a loss of $1.3 million in the comparable period in 2011.  For the twelve months ended December 31, 2012, net income attributable to common shareholders was $41.3 million, compared to $11.3 million for the comparable period in 2011.  Results for the twelve months ended December 31, 2011, include a $23.5 million of gain associated with the deed in lieu transfer of the New York LaGuardia Airport Marriott that occurred in the third quarter of 2011.

Net cash flow from operating activities for the twelve months ended December 31, 2012, totaled $176.1 million compared to $134.1 million for the comparable period in 2011.

Capital Expenditures

The Company initiated an extensive two-year capital program in 2011 largely focused on upgrading and/or repositioning 24 hotels it acquired in 2010 and 2011, including the rebranding of seven hotels. The balance of the renovations included brand related upgrades at other select hotels.

In 2012, the Company upgraded and/or repositioned 45 hotels for approximately $95.0 million.  In aggregate, the Company invested approximately $210.0 million at 93 hotels over the two-year period.

The Company received an award from Marriott International for the conversion at Fairfield Inn & Suites DC/Downtown.  The Company was also the recipient of three additional awards from Hilton Worldwide for the Hilton Garden Inn Pittsburgh University Place, the Hilton Garden Inn Raleigh/Durham Research Triangle Park, and the Embassy Suites West Palm Beach-Central conversions. These awards highlight the quality of the upgrades and are a clear testament to the expertise of the Company’s in-house design and construction team.

Acquisitions

During the year ended December 31, 2012, the Company acquired four hotels and agreed to acquire one hotel currently under construction for a total investment of $318.8 million across five states: the 187-room Residence Inn Bethesda Downtown, the 226-room Courtyard New York Manhattan/Upper East Side, the 278-room Hilton Garden Inn San Francisco Oakland/Bay Bridge, the 275-room Embassy Suites Boston/Waltham, and the 231-room Hilton Cabana Miami Beach.

On May 29, 2012, the Company acquired the 187-room Residence Inn Bethesda Downtown in an off-market transaction for a purchase price of $64.5 million, or approximately $345,000 per key. The purchase price represents a forward capitalization rate of approximately 7.1% on the hotel’s projected 2013 net operating income.

On May 30, 2012, the Company acquired the 226-room Courtyard New York Manhattan/Upper East Side through a bankruptcy court-ordered sale for a purchase price of $82.0 million, or approximately $363,000 per key. The purchase price represents a forward capitalization rate of approximately 7.5% on the hotel’s projected 2013 net operating income. The Company’s purchase price per key is considerably lower than other recently traded hotels in Manhattan and is a significant discount to replacement cost.

On June 11, 2012, the Company acquired the 278-room Hilton Garden Inn San Francisco Oakland/Bay Bridge for a purchase price of $36.2 million, or approximately $130,000 per key. The purchase price represents a forward capitalization rate of approximately 9.4% on the hotel’s projected 2013 net operating income.

On November 13, 2012, the Company acquired the 275-room Embassy Suites Boston/Waltham for a purchase price of $64.5 million, or approximately $235,000 per key. The purchase price represents a forward capitalization rate of approximately 7.9% on the hotel’s projected 2013 net operating income.

On November 30, 2012, the Company signed a purchase and sale agreement to acquire upon completion the 231-room Hilton Cabana Miami Beach for a fixed purchase price of $71.6 million, or approximately $310,000 per key. Upon entering the agreement, the Company made a $7.2 million deposit that will be refunded if the hotel is not completed. The Company is not assuming any construction risk, including the risk of construction overruns. The Company anticipates opening the hotel late in the fourth quarter of 2013.

The acquisitions were funded through a combination of cash available on the Company’s balance sheet and borrowings under its revolving credit facility.

Balance Sheet and Capital Structure

On May 18, 2012, the Company refinanced two loans and structured in their place one first mortgage loan totaling $85.0 million.  The loan has a base term of four years and a one-year extension option. The loan requires payments of interest only during the base term and bears a floating rate of LIBOR plus 235 basis points.

On November 20, 2012, the Company completed a $700.0 million unsecured facility that is expandable to $1.2 billion, subject to certain conditions.  It consists of a five-year and a seven-year unsecured term loan for an aggregate amount of $400.0 million and a $300.0 million unsecured revolving credit facility that replaced the Company’s prior credit facility.

As of December 31, 2012, the Company had $115.9 million of unrestricted cash on its balance sheet and $284.0 million available on its unsecured revolving credit facility.  The Company had $1.4 billion of outstanding debt, including $16.0 million outstanding on its unsecured revolving credit facility.  The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve month period was 4.7 times.

Dividends

The Company’s Board of Trustees declared a cash dividend of $0.205 per common share of beneficial interest in the fourth quarter.  The dividend was paid on January 15, 2013, to shareholders of record as of December 31, 2012.

For the year ended December 31, 2012, the Company distributed a total of $0.70 per common share of beneficial interest, representing an increase of 16.7% versus prior year’s annualized rate.

2013 Outlook

The Company’s outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook.  The Company’s 2013 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.  Pro forma operating statistics include prior owner results and assumes that the Company owned all 145 of its hotels since January 1, 2012.  For the full year 2013, the Company anticipates:

2013 Outlook
Pro forma RevPAR growth (1)	5.5% to 7.5%
Pro forma Hotel EBITDA Margin (1)	34.0% to 35.0%
Pro forma Consolidated Hotel EBITDA	$310.0M to $330.0M
Corporate cash general and administrative expenses	$23.5M to $24.5M

(1) Pro forma RevPAR growth and Pro forma Hotel EBITDA Margin exclude one non-comparable hotel, Hotel Indigo New Orleans Garden District, which was closed and under renovation for most of 2012.

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on February 28, 2013, at 12:00 p.m. (Eastern Time).  The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants and requesting RLJ Lodging Trust’s fourth quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com.  A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company’s portfolio consists of 145 hotels in 21 states and the District of Columbia, with more than 21,600 rooms. Additional information may be found on the Company’s website at http://rljlodgingtrust.com.

Forward Looking Statements

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural  disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, our ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of our common and preferred shares of beneficial interest, or debt, our ability to identify suitable acquisitions, our ability to close on identified acquisitions and integrate those businesses and inaccuracies of our accounting estimates. A discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Additional Contacts:

Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust — (301) 280-7707

For additional information or to receive press releases via email, please visit our website:

http://rljlodgingtrust.com

RLJ Lodging Trust

Non-GAAP Definitions

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of our performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance.  FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)

The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations.

The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance by excluding the effect of depreciation and amortization, gains or losses from sales for real estate, extraordinary items and the portion of items related to unconsolidated entities, all of which are based on historical cost accounting, and that FFO can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders. The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs.  The Company presents FFO attributable to common shareholders, which includes the Company’s OP units, because the Company’s OP units are redeemable for common shares.  The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of the Company’s operating performance between periods and between REITs by removing the impact of the Company’s capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from the Company’s operating results.  In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes the Company’s OP units, because the Company’s OP units are redeemable for common shares.  The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Hotel EBITDA

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of the Company’s hotels and effectiveness of the third-party management companies operating the Company’s business on a property-level basis.

Pro forma Hotel EBITDA includes hotel results from prior ownership periods and excludes non-comparable hotels which were not open for operation or closed for renovations for comparable periods.  Pro forma Consolidated Hotel EBITDA includes hotel results from prior ownership periods and includes non-comparable hotels which were not open for operation or closed for renovations for comparable periods.

Adjustments to EBITDA and FFO

The Company adjusts FFO and EBITDA for items that the Company considers outside the normal course of business.  The Company believes that these adjustments provide investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs. We believe that the exclusion of certain additional recurring and non-recurring items when combined with GAAP net income, EBITDA and FFO, are beneficial to an investor’s complete understanding of the Company’s operating performance. We adjust EBITDA and FFO for the following items, as applicable:

•                  Transaction Costs/Pursuit Costs: The Company excludes transaction and pursuit costs expensed during the period because it believes they do not reflect the underlying performance of the Company.

•                  Other Non-Cash: The Company excludes the effect of certain non-cash items because it believes they do not reflect the underlying performance of the Company.  In 2012 and 2011, the Company excluded the amortization of share based compensation.  In 2012, the Company excluded a non-cash loss on disposal of furniture, fixtures, and equipment associated with assets under renovation.

•                  Non-recurring expenses: The Company excludes the effect of certain non-customary expenses because it believes they do not reflect the underlying performance of the Company.  In 2012, the Company excluded legal expenses it considered outside the normal course of business, loan default penalties and fees, debt prepayment fees, acceleration of deferred financing fees, and impairment.  In 2011, the Company excluded debt prepayment fees, acceleration of deferred financing fees, and certain other expenses that were the result of the IPO and related formation transactions.

RLJ Lodging Trust

Combined Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	December 31,	December 31,
	2012	2011
Assets
Investment in hotel properties, net	$3,073,483	$2,820,457
Investment in loans	12,426	12,633
Cash and cash equivalents	115,861	310,231
Restricted cash reserves	64,787	87,288
Hotel receivables, net of allowance of $194 and $150, respectively	22,738	20,081
Deferred financing costs, net	11,131	9,639
Deferred income tax asset	2,206	1,369
Purchase deposits	9,910	—
Prepaid expense and other assets	33,843	28,320
Total assets	$3,346,385	$3,290,018
Liabilities and Equity
Borrowings under revolving credit facilities	$16,000	$—
Mortgage loans	997,651	1,341,735
Term loans	400,000	—
Interest rate swap liability	470	1,796
Accounts payable and accrued expense	87,105	86,213
Deferred income tax liability	4,064	3,314
Advance deposits and deferred revenue	8,508	4,781
Accrued interest	2,284	2,115
Distributions payable	22,392	16,076
Total liabilities	1,538,474	1,456,030

Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at December 31, 2012 and 2011, respectively	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 106,565,516 and 106,279,049 shares issued and outstanding at December 31, 2012 and 2011, respectively	1,066	1,063
Additional paid-in-capital	1,841,449	1,835,011
Accumulated other comprehensive loss	—	(1,782)
Distributions in excess of net earnings	(52,681)	(18,960)
Total shareholders’ equity	1,789,834	1,815,332

Noncontrolling interest
Noncontrolling interest in joint venture	6,766	7,170
Noncontrolling interest in Operating Partnership	11,311	11,486
Total noncontrolling interest	18,077	18,656
Total equity	1,807,911	1,833,988
Total liabilities and equity	$3,346,385	$3,290,018

RLJ Lodging Trust

Combined Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue
Hotel operating revenue
Room revenue	$191,613	$161,780	$742,618	$656,997
Food and beverage revenue	24,343	22,117	87,610	81,781
Other operating department revenue	6,582	5,364	23,977	20,174
Total revenue	222,538	189,261	854,205	758,952
Expense
Hotel operating expense
Room	41,932	36,286	163,374	147,039
Food and beverage	15,401	14,839	60,508	56,606
Management fees	8,220	6,537	30,075	26,056
Other hotel expenses	67,424	58,858	258,644	231,602
Total hotel operating expense	132,977	116,520	512,601	461,303
Depreciation and amortization	30,814	36,633	126,798	128,112
Impairment loss	—	—	896	—
Property tax, insurance and other	13,771	10,654	53,091	46,605
General and administrative	8,285	6,749	31,099	24,253
Transaction and pursuit costs	380	382	3,520	3,996
IPO costs	—	400	—	10,733
Total operating expense	186,227	171,338	728,005	675,002
Operating income	36,311	17,923	126,200	83,950
Other income	175	259	433	1,001
Interest income	411	418	1,686	1,682
Interest expense	(22,822)	(20,605)	(84,997)	(96,020)
Loss on disposal	—	—	(634)	—
Income (loss) from continuing operations before income taxes	14,075	(2,005)	42,688	(9,387)
Income tax expense	(155)	806	(1,369)	(740)
Income (loss) from continuing operations	13,920	(1,199)	41,319	(10,127)
Income from discontinued operations	—	(2)	—	21,836

Net income (loss)	13,920	(1,201)	41,319	11,709

Net (income) loss attributable to non-controlling interests
Noncontrolling interest in joint venture	(48)	(102)	404	(47)
Noncontrolling interest in common units of Operating Partnership	(142)	30	(425)	(255)
Net income (loss) attributable to the Company	13,730	(1,273)	41,298	11,407

Distributions to preferred unitholders	—	—	—	(61)

Net income (loss) attributable to common shareholders	$13,730	$(1,273)	$41,298	$11,346

Net income (loss) per share attributable to common shareholders, basic and diluted	$0.13	$(0.01)	$0.38	$0.12

Weighted-average number of common shares, basic	105,517,515	105,280,964	105,423,604	95,340,666
Weighted-average number of common shares, diluted	105,865,104	105,280,964	105,748,685	95,340,666

Note:

The Company’s comprehensive income statement and corresponding footnotes can be found in the Company’s Annual Report on Form 10K.

RLJ Lodging Trust

Reconciliation of Net Income/(Loss) to Non-GAAP Measures

(Amounts in thousands, except per share data)

(Unaudited)

Funds From Operations (FFO)

	For the three months ended		For the twelve months
	December 31,		December 31,
	2012	2011	2012	2011
Net income (loss) (1)	$13,920	$(1,201)	$41,319	$11,709
Depreciation and amortization	30,836	36,633	126,798	128,112
Depreciation and amortization, discontinued operations	—	—	—	2,602
Distributions to preferred unitholders	—	—	—	(61)
Loss on disposal	—	—	634	—
Gain on extinguishment of indebtedness (2)	—	—	—	(23,515)
Impairment loss	—	—	896	—
Noncontrolling interest in joint venture	(48)	(102)	404	(47)
Adjustments related to joint venture (3)	(121)	(87)	(451)	(308)
FFO attributable to common shareholders	44,587	35,243	169,600	118,492
Transaction and pursuit costs	380	382	3,520	3,996
IPO Costs (4)	—	400	—	10,733
Amortization of share based compensation	2,863	1,322	8,626	3,284
Loan related costs (5)(6)(7)	2,782	—	3,451	4,303
Other expenses (8)(9)	134	—	436	1,362
Adjusted FFO	$50,746	$37,347	$185,633	$142,170

Adjusted FFO per common share and unit- basic (10)	$0.48	$0.35	1.75	N/A
Adjusted FFO per common share and unit- diluted (10)	$0.48	$0.35	1.74	N/A

Basic weighted-average common shares and units outstanding (11)	106,412	106,175	106,318	N/A
Diluted weighted-average common shares and units outstanding (11)	106,759	106,175	106,643	N/A

Note:

(1)         Includes net income from discontinued operations.

(2)         Includes the gain on the transfer of title to the New York LaGuardia Marriott hotel to the lenders pursuant to a deed in lieu of foreclosure. The gain is included in Discontinued Operations.

(3)         Includes depreciation and amortization expense allocated to the noncontrolling interest in joint venture.

(4)         Includes expenses related to the transfer and assumption of indebtedness and other contractual obligations of our predecessor in connection with the IPO and our formation transactions.

(5)         Includes zero and $0.7 million for the three and twelve months ended December 31, 2012, respectively, of default interest and penalties incurred in connection with Springhill Suites Southfield, Michigan mortgage loan.

(6)         Includes $1.4 million for the three and twelve months ended December 31, 2012, respectively, of accelerated amortization of deferred financing fees related to the amendment and restatement of the credit facility.

(7)         Includes $1.4 million for the three and twelve months ended December 31, 2012, respectively, and zero and $4.3 million for the twelve months ended December 31, 2011, respectively of incremental interest expense related to the accelerated payoff of mortgage indebtedness.

(8)         Includes $0.1 million and $0.4 million for the three and twelve months ended December 31, 2012, respectively, of legal expenses outside the normal course of operations.

(9)         Includes $1.4 million for the year ended December 31, 2011 of certain compensation obligations of our predecessor not continued.

(10)  Adjusted FFO per common share and unit (basic/diluted) for the year ended December 31, 2011, is not provided. The Company does not consider the calculation meaningful for the full year 2011 as a result of the predecessor’s impact to the calculation. Adjusted FFO per common share and unit (basic/diluted) would have been $1.34, assuming diluted weighted average shares as of the fourth quarter 2011.

(11)  Includes 894,000 operating partnership units.

RLJ Lodging Trust

Reconciliation of Net Income/(Loss) to Non-GAAP Measures

(Amounts in thousands)

(Unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended		For the twelve months
	December 31,		December 31,
	2012	2011	2012	2011
Net income (loss) (1)	$13,920	$(1,201)	$41,319	$11,709
Depreciation and amortization	30,836	36,633	126,798	128,112
Depreciation and amortization, discontinued operations	—	—	—	2,602
Distributions to preferred unitholders	—	—	—	(61)
Interest expense, net (2)	22,816	20,595	84,939	95,966
Interest expense, net, discontinued operations	—	—	—	488
Income tax expense	155	(806)	1,369	740
Noncontrolling interest in joint venture	(48)	(102)	404	(47)
Adjustments related to joint venture (3)	(345)	(261)	(1,199)	(1,007)
EBITDA	67,334	54,858	253,630	238,502
Transaction and pursuit costs	380	382	3,520	3,996
IPO costs (4)	—	400	—	10,733
Gain on extinguishment of indebtedness (5)	—	—	—	(23,515)
Impairment loss	—		896	—
Loss on disposal	—	—	634	—
Amortization of share based compensation	2,863	1,322	8,626	3,284
Other expenses (6)(7)	134	—	436	1,363
Adjusted EBITDA	70,711	56,962	267,742	234,363
General and administrative (8)	5,422	5,427	22,473	19,606
Other income/interest income	(579)	(670)	(2,060)	(2,626)
Operating results from discontinued operations	—	—	—	(1,411)
Corporate overhead allocated to properties	224	49	720	585
Distributions to preferred unitholders	—	—	—	61
Operating results from noncontrolling interest in joint venture	393	363	795	1,054
Pro forma adjustments (9)	(389)	4,066	3,116	12,411
Non-cash amortization (10)	217	250	922	1,000
Pro forma Consolidated Hotel EBITDA	75,999	66,447	293,708	265,043
Non-comparable hotels (11)	297	47	(1,198)	1,040
Pro forma Hotel EBITDA	$76,296	$66,494	$292,510	$266,083

Note:

(1)              Includes net income from discontinued operations.

(2)              Excludes amounts from investment in loans of $0.4 million and $1.6 million for the three and twelve months ended December 31, 2012 and 2011, respectively.

(3)              Includes depreciation, amortization and interest expense allocated to the noncontrolling interest in joint venture.

(4)              Includes expenses related to the transfer and assumption of indebtedness and other contractual obligations of our predecessor in connection with the IPO and our formation transactions.

(5)              Includes the gain on the transfer of title to the New York LaGuardia Marriott hotel to the lenders pursuant to a deed in lieu of foreclosure.  The gain is included in Discontinued Operations.

(6)              Includes $0.1 million and $0.4 million for the three and twelve months ended December 31, 2012, respectively, of legal expenses outside the normal course of operations.

(7)              Includes zero and $1.4 million for the three and twelve months ended December 31, 2011, respectively, of certain compensation obligations of our predecessor not continued.

(8)              General and administrative expenses exclude certain compensation obligations of our predecessor not continued and amortization of share based compensation, which are reflected in Adjusted EBITDA.

(9)              Reflects pro forma adjustments made for recent acquisitions.

(10)       Non-cash amortization includes the amortization of management and franchise fees.

(11)       The Hotel Indigo New Orleans Garden District was closed in 2011 and most of 2012 due to a conversion upgrade.  It reopened in December 2012 and therefore has been excluded from 2012 and 2011.  Due to conversion upgrades at Fairfield Inn & Suites Washington, DC/Downtown and Courtyard by Marriott Charleston Historic District, these two hotels were excluded for the three months ended March 31, 2012 and 2011.

RLJ Lodging Trust

Acquisitions

2012 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Purchase Price ($ in millions)	% Interest
Residence Inn Bethesda Downtown	Bethesda, MD	May 29, 2012	Marriott International	187	$64.5	100%
Courtyard New York Manhattan/Upper East Side	New York, NY	May 30, 2012	Highgate Hotels	226	82.0	100%
Hilton Garden Inn San Francisco/Oakland Bay Bridge	Emeryville, CA	Jun 11, 2012	Davidson Hotels & Resorts	278	36.2	100%
Embassy Suites Boston/Waltham	Waltham, MA	Nov 13, 2012	HEI Hotels and Resorts	275	64.5	100%
Hilton Cabana Miami Beach (1)	Miami Beach, FL	N/A	N/A	N/A	71.6	100%
Total Hotel Acquisitions				966	$318.8

2011 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Purchase Price ($ in millions)	% Interest
Embassy Suites Columbus	Columbus, OH	Jan 11, 2011	Crescent Hotels and Resorts	221	$9.5	100%
Renaissance Pittsburgh Hotel	Pittsburgh, PA	Jan 12, 2011	Sage Hospitality	300	47.1	100%
Courtyard Atlanta Buckhead	Atlanta, GA	Jan 18, 2011	Noble Management Group	181	27.0	100%
Doubletree Hotel Columbia	Columbia, MD	Jan 18, 2011	Urgo Hotels	152	10.5	100%
Denver Airport Marriott at Gateway Park	Denver, CO	Jan 18, 2011	Sage Hospitality	238	46.0	100%
Embassy Suites West Palm Beach-Central	West Palm Beach, FL	Jan 18, 2011	Windsor Capital Group	194	16.0	100%
Hilton Garden Inn Raleigh Durham-RTP	Durham, NC	Jan 24, 2011	Noble Management Group	177	7.0	100%
Hilton Garden Inn Pittsburgh University Place	Pittsburgh, PA	Jan 24, 2011	Urgo Hotels	202	21.2	100%
Hampton Inn Houston-Near the Galleria	Houston, TX	Mar 14, 2011	Interstate Hotels and Resorts	176	20.3	100%
Courtyard Charleston Historic District	Charleston, SC	Oct 27, 2011	Noble Management Group	176	42.0	100%
Total Hotel Acquisitions				2,017	$246.6

Note:

(1)         On November 30, 2012, the Company signed a purchase and sale agreement to acquire upon completion the 231-room Hilton Cabana Miami Beach for a fixed purchase price of $71.6 million, or approximately $310,000 per key. The transaction is expected to close in fourth quarter 2013.  No management contract has been signed.

RLJ Lodging Trust

Pro forma Operating Statistics — Top 40 Assets

(Amounts in thousands)

(Unaudited)

For the twelve months ending December 31, 2012

Property	City/State	Rooms	Pro forma Consolidated EBITDA
Doubletree Metropolitan	New York, NY	764	$15,938
Marriott Louisville Downtown	Louisville, KY	616	13,271
Hilton New York Fashion District	New York, NY	280	11,824
Hilton Garden Inn New York	New York, NY	298	11,641
Courtyard Austin Downtown	Austin, TX	270	7,922
Courtyard Chicago Downtown Mag Mile	Chicago, IL	306	6,979
Embassy Suites Tampa Downtown	Tampa, FL	360	6,512
Fairfield Inn Washington DC	Washington, DC	198	5,937
Renaissance Pittsburgh	Pittsburgh, PA	300	5,441
Courtyard Upper East Side	New York, NY	226	4,636
Marriott Denver South @ Park Meadow	Littleton, CO	279	4,634
Homewood Suites Washington DC	Washington, DC	175	4,552
Marriott Denver International Airport	Aurora, CO	238	4,324
Residence Inn Bethesda	Bethesda, MD	187	4,288
Residence Inn National Harbor	Oxon Hill, MD	162	4,061
Residence Inn Austin Downtown	Austin, TX	179	4,047
Courtyard Houston Galleria	Houston, TX	190	3,792
Hilton Garden Inn Emeryville	Emeryville, CA	278	3,751
Renaissance Plantation	Plantation, FL	250	3,572
Embassy Suites Downey	Downey, CA	219	3,530
Hilton Garden Inn New Orleans Convention Center	New Orleans, LA	286	3,438
Renaissance Boulder Suites @ Flatiron	Broomfield, CO	232	3,404
Hampton Inn Garden City	Garden City, NY	143	3,162
Courtyard Charleston Historic District	Charleston, SC	176	3,117
Hilton Garden Inn Bloomington	Bloomington, IN	168	2,991
Marriott Airport Austin South	Austin, TX	211	2,942
Residence Inn Galleria	Houston, TX	146	2,744
Residence Inn Oakbrook	Oak Brook, IL	156	2,668
Hilton Garden Inn Pittsburgh	Pittsburgh, PA	202	2,579
Residence Inn Downtown Louisville	Louisville, KY	140	2,536
Hilton Garden Inn Los Angeles Hollywood	Hollywood, CA	160	2,526
Hyatt House Dallas Lincoln Park	Dallas, TX	155	2,442
Fairfield Inn & Suites Key West	Key West, FL	106	2,393
Marriott Midway	Chicago, IL	200	2,326
Courtyard Austin Central	Austin, TX	198	2,202
Courtyard Buckhead	Atlanta, GA	181	2,087
Hampton Inn Houston Galleria	Houston, TX	176	2,082
Springhill Suites Westminster	Westminster, CO	164	2,051
Residence Inn Indianapolis Canal	Indianapolis, IN	134	2,041
Embassy Suites West Palm Beach	West Palm Beach, FL	194	1,322

Top 40 Assets		9,303	181,706
Other		12,039	112,002
Total Portfolio		21,342	$293,708

Note:

The information above has not been audited and is presented only for comparison purposes.  Results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture. Due to the timing of the Embassy Suites Boston Waltham acquisition, hotel results are not provided.

RLJ Lodging Trust

Pro forma Operating Statistics

(Unaudited)

For the three months ending December 31, 2012

		Occupancy			ADR			RevPAR			% of EBITDA
Top Markets	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q4 12
NYC	5	97.6%	93.3%	4.6%	$273.97	$260.26	5.3%	$267.40	$242.75	10.2%	25%
Chicago	21	68.2%	68.1%	0.2%	125.52	116.75	7.5%	85.61	79.49	7.7%	11%
Austin	17	71.4%	65.2%	9.5%	138.10	116.32	18.7%	98.65	75.87	30.0%	13%
Denver	15	60.5%	61.4%	(1.4)%	117.29	108.90	7.7%	71.01	66.84	6.2%	7%
Louisville	5	65.0%	61.7%	5.3%	127.02	131.43	(3.4)%	82.52	81.05	1.8%	6%
Washington DC	7	67.4%	70.2%	(4.0)%	166.11	163.71	1.5%	111.89	114.87	(2.6)%	7%
Other	73	66.8%	63.9%	4.5%	113.58	106.28	6.9%	75.82	67.87	11.7%	31%
Total	143	69.3%	67.0%	3.4%	$139.84	$131.18	6.6%	$96.85	$87.85	10.2%	100%

		Occupancy			ADR			RevPAR			% of EBITDA
Service Level	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q4 12
Focused Service	123	68.1%	66.3%	2.7%	$128.69	$118.86	8.3%	$87.66	$78.83	11.2%	65%
Compact Full Service	19	73.7%	70.4%	4.6%	172.80	165.76	4.2%	127.30	116.74	9.0%	31%
Full Service	1	63.9%	56.4%	13.3%	146.46	163.31	(10.3)%	93.56	92.06	1.6%	4%
Total	143	69.3%	67.0%	3.4%	$139.84	$131.18	6.6%	$96.85	$87.85	10.2%	100%

		Occupancy			ADR			RevPAR			% of EBITDA
Chain Scale	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q4 12
Upper Upscale Class	17	68.6%	66.2%	3.7%	$149.15	$144.33	3.3%	$102.36	$95.48	7.2%	24%
Upscale Class	98	70.9%	68.6%	3.4%	142.66	131.99	8.1%	101.21	90.59	11.7%	67%
Upper Midscale Class	27	62.1%	59.8%	3.7%	114.30	110.20	3.7%	70.96	65.94	7.6%	9%
Midscale Class	1	80.8%	86.3%	(6.3)%	66.03	58.12	13.6%	53.38	50.17	6.4%	0%
Total	143	69.3%	67.0%	3.4%	$139.84	$131.18	6.6%	$96.85	$87.85	10.2%	100%

		Occupancy			ADR			RevPAR			% of EBITDA
Flags	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q4 12
Courtyard	34	65.9%	64.6%	2.0%	$135.98	$123.53	10.1%	$89.56	$79.75	12.3%	20%
Residence Inn	34	72.1%	72.4%	(0.4)%	124.06	114.80	8.1%	89.47	83.15	7.6%	18%
Fairfield Inn	14	60.3%	61.8%	(2.4)%	113.69	108.24	5.0%	68.56	66.85	2.5%	4%
Springhill Suites	11	65.4%	61.6%	6.3%	100.69	93.16	8.1%	65.89	57.37	14.9%	4%
Hilton Garden Inn	10	72.4%	66.0%	9.7%	166.38	153.45	8.4%	120.52	101.31	19.0%	11%
Hampton Inn	9	64.9%	60.9%	6.4%	117.97	109.89	7.4%	76.53	66.97	14.3%	4%
Marriott	6	65.1%	60.7%	7.2%	136.29	134.50	1.3%	88.70	81.62	8.7%	10%
Hyatt House	6	74.3%	70.7%	5.0%	101.55	95.03	6.9%	75.40	67.20	12.2%	3%
Embassy Suites	5	70.1%	66.6%	5.3%	121.17	117.55	3.1%	84.97	78.26	8.6%	3%
Renaissance	3	68.3%	66.7%	2.4%	151.57	144.86	4.6%	103.59	96.68	7.1%	4%
Doubletree	2	90.8%	89.2%	1.7%	263.04	247.83	6.1%	238.76	221.11	8.0%	11%
Homewood Suites	2	66.8%	64.9%	3.0%	155.08	158.01	(1.9)%	103.61	102.50	1.1%	1%
Hilton	2	87.0%	84.5%	3.0%	239.71	232.57	3.1%	208.50	196.41	6.2%	6%
Other	5	64.8%	58.6%	10.6%	97.49	100.70	(3.2)%	63.16	59.02	7.0%	1%
Total	143	69.3%	67.0%	3.4%	$139.84	$131.18	6.6%	$96.85	$87.85	10.2%	100%

Note:

The information above has not been audited and is presented only for comparison purposes.  Results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture.   The Hotel Indigo New Orleans Garden District was closed in 2011 and most of 2012 due to a conversion upgrade.  It reopened in December 2012 and therefore has been excluded from 2012 and 2011. Due to the timing of the Embassy Suites Boston Waltham acquisition, hotel results are not provided for either reporting period.

RLJ Lodging Trust

Pro forma Operating Statistics

(Unaudited)

For the twelve months ending December 31, 2012

		Occupancy			ADR			RevPAR			% of EBITDA
Top Markets	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	FY 12
NYC	5	88.2%	93.2%	(5.4)%	$239.27	$225.88	5.9%	$210.99	$210.59	0.2%	16%
Chicago	21	72.1%	70.6%	2.1%	121.83	114.75	6.2%	87.85	81.06	8.4%	11%
Austin	17	72.6%	71.9%	0.9%	129.79	118.16	9.8%	94.21	84.98	10.9%	12%
Denver	15	69.7%	70.0%	(0.4)%	118.26	111.59	6.0%	82.37	78.06	5.5%	9%
Louisville	5	70.1%	66.5%	5.4%	135.85	130.60	4.0%	95.21	86.84	9.6%	7%
Washington DC	7	74.0%	75.6%	(2.2)%	165.80	160.31	3.4%	122.66	121.26	1.1%	7%
Other	73	71.2%	68.8%	3.4%	115.10	107.42	7.1%	81.92	73.96	10.8%	38%
Total	143	72.8%	71.7%	1.5%	$133.68	$126.32	5.8%	$97.27	$90.58	7.4%	100%

		Occupancy			ADR			RevPAR			% of EBITDA
Service Level	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	FY 12
Focused Service	123	72.6%	71.1%	2.2%	$124.43	$116.22	7.1%	$90.37	$82.62	9.4%	70%
Compact Full Service	19	73.9%	74.8%	(1.3)%	159.88	153.47	4.2%	118.12	114.86	2.8%	26%
Full Service	1	67.3%	62.7%	7.3%	159.82	159.20	0.4%	107.59	99.87	7.7%	4%
Total	143	72.8%	71.7%	1.5%	$133.68	$126.32	5.8%	$97.27	$90.58	7.4%	100%

		Occupancy			ADR			RevPAR			% of EBITDA
Chain Scale	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	FY 12
Upper Upscale Class	17	71.9%	70.2%	2.5%	$147.98	$140.64	5.2%	$106.43	$98.66	7.9%	25%
Upscale Class	98	74.0%	73.4%	0.8%	133.69	126.17	6.0%	98.95	92.67	6.8%	64%
Upper Midscale Class	27	67.8%	65.6%	3.4%	114.83	107.83	6.5%	77.91	70.73	10.1%	11%
Midscale Class	1	85.1%	85.4%	(0.4)%	65.90	65.60	0.5%	56.07	56.04	0.0%	0%
Total	143	72.8%	71.7%	1.5%	$133.68	$126.32	5.8%	$97.27	$90.58	7.4%	100%

		Occupancy			ADR			RevPAR			% of EBITDA
Flags	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	FY 12
Courtyard	34	70.1%	68.7%	2.1%	$128.80	$119.67	7.6%	$90.26	$82.17	9.8%	20%
Residence Inn	34	76.6%	76.8%	(0.3)%	121.78	114.68	6.2%	93.24	88.08	5.9%	19%
Fairfield Inn	14	69.1%	66.7%	3.5%	113.96	105.01	8.5%	78.69	70.06	12.3%	5%
Springhill Suites	11	69.6%	67.9%	2.5%	100.35	93.61	7.2%	69.86	63.60	9.9%	5%
Hilton Garden Inn	10	75.1%	70.8%	6.0%	153.69	140.69	9.2%	115.41	99.67	15.8%	11%
Hampton Inn	9	68.3%	66.7%	2.4%	119.25	113.83	4.8%	81.42	75.91	7.2%	4%
Marriott	6	69.2%	67.2%	3.0%	137.90	133.04	3.7%	95.45	89.40	6.8%	10%
Hyatt House	6	77.9%	75.7%	2.8%	100.65	96.54	4.3%	78.40	73.13	7.2%	3%
Embassy Suites	5	74.8%	71.8%	4.3%	130.35	122.41	6.5%	97.56	87.85	11.0%	5%
Renaissance	3	72.3%	70.5%	2.6%	149.27	145.01	2.9%	107.94	102.23	5.6%	4%
Doubletree	2	76.8%	90.7%	(15.3)%	232.35	213.75	8.7%	178.48	193.92	(8.0)%	6%
Homewood Suites	2	76.0%	74.3%	2.4%	159.07	158.50	0.4%	120.92	117.72	2.7%	2%
Hilton	2	86.4%	84.3%	2.6%	213.62	206.42	3.5%	184.67	174.00	6.1%	5%
Other	5	67.8%	65.0%	4.2%	97.07	92.60	4.8%	65.77	60.20	9.3%	1%
Total	143	72.8%	71.7%	1.5%	$133.68	$126.32	5.8%	$97.27	$90.58	7.4%	100%

Note:

The information above has not been audited and is presented only for comparison purposes.  Results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture.   The Hotel Indigo New Orleans Garden District was closed in 2011 and most of 2012 due to a conversion upgrade.  Due to the timing of the Embassy Suites Boston Waltham acquisition, hotel results are not provided for either reporting period. Due to conversion upgrades at Fairfield Inn & Suites Washington DC/Downtown and Courtyard by Marriott Charleston Historic District, these two hotels were excluded for the three months ended March 31, 2012 and 2011.